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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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KVH INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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2017 Proxy Statement
Notice of Annual Meeting of Stockholders

This proxy statement and form of proxy are first being mailed to stockholders on or about April 28, 2017.

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842

April 28, 2017

Dear Fellow Stockholder:

We are pleased to invite you to attend the KVH 2017 Annual Meeting of Stockholders. The meeting will take place on Wednesday, June 7, 2017 at 11:00 a.m. local time in our world headquarters at 50 Enterprise Center, Middletown, Rhode Island.

Our strategy is driven by our commitment to creating breakthrough performance and lasting competitive advantage by integrating hardware, software and service in seamless solutions for our customers – whether it's broadband connectivity for a ship's crew, satellite TV for a family onboard a boat, or fiber optic gyros for cutting-edge autonomous applications. Over the last several years, through acquisitions and investment in our business, we have significantly expanded our product and service offerings to support our strategy and position KVH for continued growth. We are confident that we have in place a highly capable management team and group of directors who are well qualified to oversee the success of the business and to represent all stockholders. We believe that our current strategy will create significant long-term value for KVH stockholders.

In addition to this proxy statement, we encourage you to read our 2016 Annual Report for a more complete picture of our performance and how we are working to increase stockholder value.

Finally, we encourage you to vote – regardless of the size of your share holdings. Every vote is important, and your participation helps us do a better job of listening and acting on what matters to you as a stockholder. You can vote over the Internet, by telephone, or by mailing a completed proxy card as outlined in the accompanying proxy statement.

On behalf of all of us at KVH, we want to thank you for your continued support and ownership of KVH. I hope to see you at the annual meeting.

Sincerely,

Martin A. Kits van Heyningen President, Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, June 7, 2017 at 11:00 a.m.
Place:	The Offices of KVH Industries, Inc. World Headquarters 50 Enterprise Center Middletown, Rhode Island
Items of Business:	Proposal 1: To vote upon the election of two Class III directors to a three-year term;
Proposal 2: To approve, in a non-binding "say on pay" vote, the compensation of our named executive officers;
Proposal 3: To determine, in a non-binding "say on frequency" vote, the frequency of the vote on our executive compensation program (once every year, once every two years or once every three years)
Proposal 4: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm; and
To transact such further business as may properly come before the annual meeting or any adjournment of the meeting.
Record Date:
Our Board of Directors has fixed the close of business on Monday, April 17, 2017, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on April 17, 2017 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.

By Order of the Board of Directors,

Felise Feingold Secretary
April 28, 2017

YOUR VOTE IS IMPORTANT

Mail	Telephone	Internet	In Person

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.	Use the toll-free telephone number on your proxy card to vote by telephone.	Visit the website noted on your proxy card to vote via the Internet.	Attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 7, 2017

This proxy statement and our 2016 annual report to stockholders are available on the Internet at
 www.kvh.com/annual.
You can read, print, download and search these materials at that website.
The website does not use "cookies" or other tracking devices to identify visitors.

You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual.

None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

PROXY SUMMARY

The proxy summary is an overview of information that you will find elsewhere in this proxy statement and our 2016 Annual Report. As this section is only a summary, we encourage you to read the entire proxy statement for more information about these topics before you vote.

ANNUAL MEETING OF STOCKHOLDERS Wednesday, June 7, 2017 at 11:00 a.m. The Offices of KVH Industries, Inc. World Headquarters 50 Enterprise Center Middletown, Rhode Island

VOTING MATTERS

Management Proposals	Board Vote Recommendation	Page
1. Election of Directors	FOR the Nominee	7
2. Non-Binding "Say on Pay" Vote	FOR	10
3. Non-Binding "Say on Frequency" Vote	FOR Once Every Year	13
4. Ratification of Appointment of Independent Public Accounting Firm	FOR	14

ELECTION OF DIRECTOR

The following table provides summary information about our nominees for election to the Board as Class III Directors. Additional information for all Directors, including the nominee, may be found on pages 8 and 15-16.

Name	Age	Director Since	Independent	Committee Membership
Bruce Ryan	73	2003	Yes	Audit Committee Compensation Committee Nominating and Corporate Governance Committee
Jim Dodez	58	—	No	—

NON-BINDING "SAY ON PAY" VOTE

We are asking our stockholders to approve, in a non-binding vote, the compensation awarded to our named executive officers for 2016. As described in the Compensation Discussion and Analysis section, the Compensation Committee of our Board of Directors oversees our executive compensation program, which is designed to motivate our executives to increase profitability and stockholder returns, to tie pay to performance effectively, and to compete effectively for and retain managerial talent.

We are asking our stockholders to indicate their support for our named executive officer compensation. We believe the information we have provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests to support long-term value creation.

This "say on pay" vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this proxy statement.

KVH Industries, Inc. 2017 Proxy Statement	1

PROXY SUMMARY

While this vote is advisory and not binding, the Board and the Compensation Committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

Additional information regarding the non-binding "say on pay" vote may be found on pages 10 to 12.

NON-BINDING "SAY ON FREQUENCY" VOTE

We are asking our stockholders to cast a non-binding vote in favor of holding future non-binding "say on pay" votes once every year, rather than once every two years or once every three years.

At our 2011 annual meeting of stockholders, a majority of the votes cast on the "say on frequency" vote were cast in favor of holding "say on pay" votes once every three years. We believe that, since 2011, a general consensus has developed that it is a good practice to hold "say on pay" votes once every year.

While this vote is advisory and not binding, the Board will consider the outcome of the vote, along with other relevant factors, when determining the frequency of future non-binding "say on pay" votes.

Additional information regarding the non-binding "say on frequency" vote may be found on page 13.

COMMITMENT TO GOOD CORPORATE GOVERNANCE

Our Board of Directors monitors best practices in governance and adopts measures it determines to be in the best interest of stockholders. Highlights of our governance practices include:

✓
Our directors are elected by majority voting for three-year terms
✓
We have a majority of independent directors
✓
All of the members of our audit, compensation and nominating and corporate governance committees are independent
✓
We have appointed a lead independent director to serve as a liason between our independent directors and our Chairman of the Board, who is our President and Chief Executive Officer
✓
Executive sessions of independent directors are held at each regularly scheduled Board meeting
✓
Our independent directors attended 100% of the meetings of the Board in 2016
✓
We rotated our independent registered public accounting firm in June 2014
✓
We conduct a stockholder vote to ratify the selection of our independent registered public accounting firm
✓
The majority of director compensation is in the form of KVH common stock
✓
We have a strong pay-for-performance executive compensation philosophy
✓
We propose to conduct annual non-binding "say on pay" votes regarding our executive compensation program
✓
We do not have any executive employment agreements or change in control agreements
✓
Our independent compensation consultant is hired by the compensation committee
✓
We conduct annual board and committee self-assessments

2	KVH Industries, Inc. 2017 Proxy Statement

PROXY SUMMARY

2016 BUSINESS HIGHLIGHTS

2016 was another successful year at KVH as we enhanced our market share in the maritime VSAT broadband market and continued to add more products and services for customers in both our mobile connectivity and inertial navigation business segments.

Highlights of our business performance in 2016 include:

✓
Having shipped our 7,000th TracPhone satellite antenna system and more than 200,000 mobile satellite antennas, our position as the leading maritime VSAT broadband provider was confirmed by a leading maritime industry analyst firm in a June 2016 report indicating that our market share accounted for 29% of the vessels using Ku band services at the end of 2015, more than double that of the next competitor.

✓
We expanded our deployment of IP MobileCast to numerous global fleets and improved the quality and amount of content available to our subscribers with enhancements such as Newslink live, a new digital content service for crews.

✓
Our Videotel business continued to be recognized as a world leader in providing maritime training programs with our production of the training video "Safe Passage in the Singapore Strait", a multi-national initiative led by a number of maritime authorities.

✓
We received national recognition for product excellence from the National Marine Electronics Association, an association of the top marine electronics professionals in the United States. Both our TracPhone V3-IP and our TracVision TV3 products received the 2016 Product Excellence award in the satellite TV antenna category.

✓
We continued to convert large customers to our new KVH Broadband Airtime plans with major commercial fleets such as BW, Seaspan, and SMIT Lamnalco choosing our usage-based plans.

✓
In light of successes in autonomous vehicle prototype programs and a wide range of unmanned applications, we announced plans to develop a fiber optic gyro (FOG), low-cost inertial sensor for self-driving cars.

✓
We began shipment of our tactical navigation systems to support prototype vehicles for a program to produce a new fleet of US Army Armored Multi-Purpose Vehicles.

✓
Notwithstanding these successes, our revenue declined 4.6% from $184.6 million in 2015 to $176.1 million in 2016, and our net income declined from $2.3 million in 2015 to a net loss of $7.5 million in 2016, primarily due to continued headwinds in the commercial maritime market and lower TACNAV orders.

KVH Industries, Inc. 2017 Proxy Statement	3

PROXY SUMMARY

2016 EXECUTIVE COMPENSATION HIGHLIGHTS

The 2016 compensation program for our named executive officers was comprised of three elements – base salary, cash-based incentive compensation and an annual equity grant. We believe the compensation program for our named executive officers included key features that aligned the interests of our executives with KVH's business strategies and goals and stockholders' interests.

What We Do	What We Don't Do

✓

Offer competitive compensation that attracts and retains executive talent

✓

Align the interests of our named executive officers with those of our stockholders and reward the creation of long-term value for KVH stockholders through equity grants

✓

Emphasize variable performance-based compensation over fixed compensation

✓

Align payout of annual incentives to drivers of stockholder value, such as revenue and adjusted EBITDA

✓

Balance the importance of achieving long-term strategic priorities and critical short-term goals linked to long-term objectives

✓

Align individual performance goals with our business strategy

✓

Cap incentive payments

✓

Benchmark compensation against that of a broad group of companies

✓

Cash and equity awards under our 2016 Equity and Incentive Plan have clawback provisions

✗

No long-term employment agreements or change of control agreements

✗

No guaranteed severance programs

✗

No tax gross-ups

✗

No guaranteed salary increases

✗

No guaranteed bonuses

✗

No cash-based incentive compensation programs that are not tied to performance

✗

No repricing of stock options or stock appreciation rights

✗

No discounted stock options or stock appreciation rights

Compensation mix for our named executive officers (other than any of our CFOs) during 2016 reflects these objectives, as shown in the chart. The percentages shown represent percentages of average total target compensation, not average total actual compensation, and as a result do not match the percentages calculable from actual compensation reflected in the Summary Compensation Table on page 28. Fixed pay represents the sum of salary, holiday bonus and perquisites; variable pay represents equity awards and non-equity incentive plan compensation. We have excluded our CFOs from the calculation of compensation mix because, as a result of timing and other factors, none of them was eligible to participate in our non-equity incentive compensation plan for 2016.	Compensation Mix

4	KVH Industries, Inc. 2017 Proxy Statement

PROXY SUMMARY

Incentive compensation for our named executive officers for 2016 was based on the compensation committee's assessment of the degree of achievement of both corporate and business unit performance goals and individual performance goals for that year. We did not achieve our corporate target for adjusted EBITDA, and we achieved 85% of our target for business unit profit for our mobile broadband business unit. We did not achieve our corporate performance goal for revenue growth or our mobile broadband business unit performance goal for revenue growth. Accordingly, based on the sliding scale used in our 2016 non-equity incentive plan, the Compensation Committee did not make any awards with respect to the portion of each named executive officer's incentive compensation target attributable to corporate performance and awarded 75% of the portion of the one named executive officer's incentive compensation target attributable to mobile broadband business unit performance. Considering discretionary awards for individual performance, the cash-based incentive compensation actually received by our CEO for 2016 was 22% of his base salary, rather than the targeted 90% of his base salary, and the cash-based incentive compensation actually received by our other named executive officers (excluding our current CFO) ranged from approximately 9% to 34% of their respective base salaries, rather than the targeted range of 35% to 55% of their respective base salaries. (As noted above, for timing and other reasons our CFOs did not participate in our non-equity incentive compensation plan for 2016.)

Actual Annual Incentive Versus Target for the Chief Executive Officer (Percentage of Base Salary)	Actual Annual Incentive Versus Target for other Named Executive Officers (excluding CFOs) (Average Percentage of Base Salary)

KVH Industries, Inc. 2017 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, we will submit the following proposals to our stockholders:

Proposal 1	To elect two Class III directors to a three-year term.
Proposal 2	To approve, in a non-binding "say on pay" vote, the compensation of our named executive officers.
Proposal 3	To determine, in a non-binding "say on frequency" vote, the frequency of the vote on our executive compensation program (once every year, once every two years or once every three years).
Proposal 4	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Our Board of Directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our Board of Directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

When is the record date?

Our Board of Directors has fixed the close of business on Monday, April 17, 2017, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were 17,024,170 shares of our common stock outstanding. Each share of common stock outstanding on the record date will be entitled to cast one vote.

What are the methods of voting?

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board of Directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

By signing and returning the proxy card in the enclosed envelope, you are enabling each individual named on the proxy card (known as a "proxy") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

What constitutes a quorum? What is a broker "non-vote"?

Our by-laws provide that a quorum consists of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy (including shares properly voted by telephone or on the Internet) will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. Abstentions and broker "non-votes" are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote that owner's shares on a proposal

6	KVH Industries, Inc. 2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

because the broker or nominee does not have discretionary voting power and has not received instructions from that owner.

What vote is required for approval?

A majority of the votes properly cast at the annual meeting will be necessary to elect each Class III director to a three-year term (proposal 1), to approve, in the non-binding "say on pay" vote, the compensation of our named executed officers (proposal 2), and to approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (proposal 4). A plurality of the votes properly cast at the annual meeting will be necessary to determine, in the non-binding "say on frequency" vote, the frequency of the vote on our executive compensation program (proposal 3). A majority of the votes properly cast at the annual meeting will be necessary to approve any other matter to be acted upon at the annual meeting. For more information on majority voting, please see "Board of Directors and Committees of the Board – Corporate Governance – Majority Voting."

What effect do abstentions and broker non-votes have?

Abstentions and broker "non-votes" will not be included in calculating the number of votes cast on any proposal. As a result, abstentions and broker "non-votes" will not have any effect on the outcome of the vote on any proposal.

Who will count the votes?

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.

Who is soliciting my vote? Are they paid solicitors?

We are soliciting proxies on behalf of our Board of Directors. No compensation will be paid by any person for our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

How can a proxy be revoked?

You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

✓
sign and return another proxy card with a later date;

✓
provide written notice of the revocation of your proxy to our secretary;

✓
if you voted by Internet or telephone, by following the instructions for revocation provided by Internet or telephone; or

✓
attend the meeting and vote in person.

KVH Industries, Inc. 2017 Proxy Statement	7

PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 concerns the election of two Class III directors for a three-year term.

Our Board of Directors currently consists of six directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of our Class III directors, Bruce J. Ryan and Robert W.B. Kits van Heyningen, is expiring.

Our Nominating and Corporate Governance Committee has nominated Bruce J. Ryan to serve as a Class III director for another three-year term. Our stockholders last elected

Mr. Ryan at our annual meeting of stockholders in June 2014.

Our Nominating and Corporate Governance Committee has nominated James S. Dodez, who served as a Strategy Advisor to our Chief Executive Officer until April 2017 and who served until May 2015 as our Senior Vice President of Marketing and Strategic Planning, to succeed Robert W.B. Kits van Heyningen, our Vice President of Research and Development. Because Mr. Dodez would, if elected, succeed to the board position currently held by Robert W.B. Kits van Heyningen, his election would not alter the number of non-independent directors serving on the Board of Directors.

Director Nominees

Term Ending 2017

Bruce J. Ryan
Age: 73
Director
Committee Membership:
➤ Audit Committee Chairman
➤ Compensation Committee Member
➤ Nominating and Corporate Governance Committee Member

Bruce J. Ryan has served as one of our directors, the Chairman of our Audit Committee, and a member of our Compensation Committee since July 2003. He has also been a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Ryan is currently involved in private consulting. From February 1998 to November 2002, he served as executive vice president and chief financial officer of Global Knowledge Network, a provider of information technology and computer software training programs and certifications. From 1994 to 1998, he served as the executive vice president and chief financial officer of Amdahl Corporation, a provider of information technology solutions. Mr. Ryan previously had a 25-year career at Digital Equipment Corporation, where he served in various executive positions, including senior vice president of the financial services, government and professional services business group. He currently serves on the Board of Directors of Kronos, Inc., a private company, and served as a director of UTStarcom, Inc. from April 2008 to December 2010. He received a B.S. in business administration from Boston College and an M.B.A. from Suffolk University. Our Nominating and Corporate Governance Committee determined that Mr. Ryan should serve as a director because of his more than 13 years of experience as a member of our Board of Directors combined with his experience as a member of the Board of Directors for numerous private and public companies, his familiarity with accounting matters, as well as his executive and management experience serving as executive vice president and chief financial officer of Global Knowledge Network and Amdahl Corporation, both providers of information technology, and his 25 years of experience at Digital Equipment Corporation.

8	KVH Industries, Inc. 2017 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

James S. Dodez
Age: 58
Director – Nominee

James S. Dodez served as our Strategy Advisor from May 2015 to April 2017. He served as our Senior Vice President of Marketing and Strategic Planning from March 2013 to May 2015, our Vice President of Marketing and Strategic Planning from March 2007 to February 2013, our Vice President of Marketing from October 1998 to March 2007, our Vice President of Marketing and Reseller Sales from 1995 to October 1998 and our Marketing Director from 1986 to 1995. Before joining us, Mr. Dodez was the Marketing Director at Magratten Wooley, Inc., an advertising agency, where he managed KVH's account from 1983 to 1986. Mr. Dodez received a B.S. in business with an emphasis in marketing from Miami University. Our Nominating and Corporate Governance Committee determined that Mr. Dodez should serve as a director because of his more than 30 years of industry experience and his knowledge of the strategic challenges faced by our company.

Proxies will not be voted at the 2017 annual meeting for more than two candidates.

Messrs. Ryan and Dodez have agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If either of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our Board of Directors will designate at that time.

A majority of the votes properly cast at the annual meeting will be necessary to elect each Class III director to a three-year term. In accordance with our director resignation policy, Mr. Ryan has submitted his resignation in advance of the annual meeting, and his resignation will only become effective if (a) he fails to receive a majority of the votes properly cast on his re-election and (b) our Board accepts his resignation. For more information about majority voting and our director resignation policy, please see "Board of Directors and Committees of the Board – Corporate Governance – Majority Voting."

Our Board of Directors recommends that you vote FOR the election of Messrs. Bruce J. Ryan and James S. Dodez as our Class III directors.

KVH Industries, Inc. 2017 Proxy Statement	9

PROPOSAL 2: NON-BINDING "SAY ON PAY" VOTE

Proposal 2 concerns an advisory vote on our executive compensation program.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote at the annual meeting to approve the compensation of our named executive officers. This proposal is commonly referred to as a "say on pay" proposal.

At our 2011 annual meeting of stockholders, our stockholders voted in favor of holding future "say on pay" votes once every three years. In accordance with the will of our stockholders, our board subsequently determined to submit "say on pay" proposals to our stockholders once every three years. At the 2014 annual meeting, approximately 95% of the votes cast on the non-binding proposal to approve our executive compensation for 2013 were voted in favor of approval. Partially as a result of this overwhelmingly positive stockholder feedback, our Compensation Committee has adopted compensation packages having similar basic structures in subsequent years.

As described in our "Compensation Discussion and Analysis," the executive compensation tables and the accompanying narrative disclosure set forth in this proxy statement, we design our executive compensation program to provide an appropriate mix of fixed and variable pay, to balance rewards for achieving short-term operational performance and long-term stockholder value, and to encourage executive recruitment and retention. Our 2016 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2016 and (c) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock. We believe that our executive compensation program appropriately implemented our pay-for-performance philosophy and gave appropriate incentives to our named executive officers to increase stockholder value.

Highlights of our executive compensation program include the following:

•
Base Salary.  –  Base salaries of our named executive officers provide fixed compensation to reward individual value that the executive brings to us through experience and past and expected future contributions to our success while factoring in our specific needs and the base salaries of executives with comparable responsibilities at similar organizations. With the assistance of Radford Surveys and Consulting, an Aon Consulting Company, or Radford, the Compensation Committee reviewed the base salaries of our named executive officers against those of a peer group of companies and other survey data. We refer to the peer group data and the survey data collectively as the survey data. For 2016, the Compensation Committee concluded that the 2015 base salaries of our named executive officers, other than our former Chief Financial Officer, approximated the 50th percentile of the survey data and therefore determined to make no material changes to those base salaries other than an approximately 3% cost-of-living increase. The Compensation Committee concluded that the base salary of our former Chief Financial Officer was approximately 11% below the 50th percentile of the survey data and therefore determined to increase his base salary by 4%. We believe that aligning the base salaries of our named executive officers with appropriate benchmarks is especially critical to a competitive compensation program, as other elements of our compensation are determined as a percentage of base salary.

•
Annual Cash-based Incentive Compensation.  –  In 2016, we utilized a cash-based incentive compensation plan that tied executive pay to the achievement of our annual business and financial goals and certain individual performance goals. This incentive program awarded compensation based on the degree to which our actual financial results met the financial goals of our internal business plan and the degree to which the executives met their individual performance goals. In 2016, the Compensation Committee approved two formulas for calculating our cash-based incentive compensation for our named executive officers. For the named executive officer responsible for our mobile broadband business unit, the Compensation Committee desired to tie his incentive compensation more directly to the performance of that business unit. Accordingly, 50% of his target incentive compensation was based on the degree of achievement of his business unit performance goals, 25% was based on the degree of achievement of our corporate performance goals and 25% was based on the degree of achievement of individual performance goals.

For all other named executive officers, 75% of each executive's target incentive compensation was based on

10	KVH Industries, Inc. 2017 Proxy Statement

PROPOSAL 2: NON-BINDING "SAY ON PAY" VOTE

the degree of achievement of our corporate performance goals and 25% was based on the degree of achievement of individual performance goals. The Compensation Committee gave greater weight in the formula to corporate performance (including business unit performance for the executive in charge of the mobile broadband business unit) because it wished to align our executives' interest with strong corporate and business unit performance, accountability for budgeted targets and to promote cooperation among them. In 2016 the target incentive compensation (as a percentage of base salary) selected for the named executive officers averaged 17% below the market median. The corporate performance goal was based on the degree of achievement of our goals for revenue and earnings before interest, taxes, depreciation, amortization, acquisition-related expenses, equity-based compensation expenses and any one-time charges approved by the Compensation Committee, or adjusted EBITDA. The mobile broadband business unit performance goal was based on the degree of achievement of our goals for business unit revenue and business unit profit, which was defined as business unit revenue less cost of goods sold and direct operating expenses attributable to the operation of that business unit, but without deductions for depreciation, amortization, acquisition-related expenses, equity-based compensation expenses, or any one-time charges approved by the Compensation Committee, and without any allocation for corporate engineering, marketing or administrative costs. The Compensation Committee selected revenue, adjusted EBITDA and business unit profit as performance measures because it believed that they are strong operating measurements of how well or poorly we performed from a financial standpoint. In 2016, we did not achieve our corporate target for adjusted EBITDA, and we achieved 85% of our target for business unit profit for our mobile broadband business unit. We did not achieve our corporate performance goal for revenue growth or our mobile broadband business unit performance goal for revenue growth. Accordingly, based on the sliding scale used in our 2016 non-equity incentive plan, the Compensation Committee did not make any awards with respect to the portion of each named executive officer's incentive compensation target attributable to corporate performance and awarded 75% of the portion of the one named executive officer's incentive compensation target attributable to mobile broadband business unit performance. Overall, the named executive officers received an average of 38% of their target performance incentive compensation for 2016.

•
Long-Term Equity Incentives.  –  Equity incentives are designed to reward the achievement of long-term growth in the price of our common stock. The equity grants to our named executive officers in 2016 consisted of restricted stock awards, with four-year vesting periods designed to encourage the executives to focus on the long-term performance of our stock price. The Compensation Committee believed that granting equity incentives was the best method of motivating the named executive officers to manage our operations in a manner that is consistent with the long-term interests of our stockholders. The grant date fair values of the equity awards granted to the named executive officers in 2016 remained below the 25th percentile of the survey data reviewed by the Compensation Committee and ranged from approximately 47% below to 57% below the 50th percentile of the survey data.

•
Pay Practices.  –  We do not use certain executive pay practices that stockholder advocates consider to be problematic. For example, we do not provide extensive perquisites to our named executive officers, we do not have long-term employment agreements, we do not have guaranteed severance programs, and we do not provide any tax gross-ups. We have no guaranteed salary increases, no guaranteed bonuses and no cash-based incentive compensation programs that are not tied to our performance.

•
Consultant Independence.  –  Our Compensation Committee's independent consultant is retained directly by the Compensation Committee, provides no other services to us, and has provided the Committee with a written attestation of its independence from management.

The Compensation Discussion and Analysis beginning on page 19 of this proxy statement further describes our compensation program for our named executive officers and the decisions made by the Compensation Committee with respect to 2016.

Stockholders are being asked to vote on the following resolution:

RESOLVED:    That the stockholders of KVH Industries, Inc. hereby approve, on an advisory basis, the compensation of the corporation's named executive officers, as described in the Compensation Discussion and Analysis section, the executive compensation tables and the accompanying narrative disclosure set forth in the corporation's proxy statement for the 2017 annual meeting of stockholders.

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the annual meeting.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not determine or overrule any decision by our directors or officers, create or imply any change to the fiduciary duties of our directors or officers or

KVH Industries, Inc. 2017 Proxy Statement	11

PROPOSAL 2: NON-BINDING "SAY ON PAY" VOTE

create or imply any additional fiduciary duties for our directors or officers. However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, the executive compensation tables and the accompanying narrative disclosure set forth in this proxy statement.

12	KVH Industries, Inc. 2017 Proxy Statement

PROPOSAL 3 – NON-BINDING "SAY ON FREQUENCY" VOTE

Proposal 3 concerns an advisory vote on the frequency of future "say on pay" votes.

In Proposal 2, we are providing our stockholders the opportunity to approve, in a non-binding "say on pay" vote, the compensation of our named executive officers. Under the Dodd-Frank Act and Section 14A of the Exchange Act, our stockholders are also entitled at the annual meeting to cast an advisory vote regarding the frequency of future non-binding "say on pay" votes. This proposal is commonly referred to as a "say on frequency" proposal. Under this Proposal 3, stockholders may vote for a frequency of once every year, once every two years or once every three years, or may abstain.

The Board of Directors will take into consideration the outcome of the vote on this proposal in making a determination about the frequency of future non-binding "say on pay" votes.

We held our first "say on frequency" vote in 2011. At our 2011 annual meeting of stockholders, a majority of the votes cast on the "say on frequency" vote were cast in favor of holding "say on pay" votes once every three years. Our Board of Directors subsequently determined to follow the will of our stockholders and concluded that we would hold "say on pay" votes once every three years.

We believe that, since 2011, a general consensus has developed that it is a good practice to hold "say on pay" votes once every year. Annual "say on pay" votes would give our stockholders a regular opportunity to provide prompt feedback to our Board of Directors regarding the adequacy of our executive compensation program for the most recent fiscal year. We believe that annual "say on pay" votes are now a common practice.

A plurality of the votes properly cast on this proposal at the annual meeting will be necessary to approve, in a non-binding vote, the frequency of future non-binding "say on pay" votes. Stockholders are not voting to approve or disapprove the recommendations of the Board of Directors on this proposal.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not determine or overrule any decision by our directors or officers, create or imply any change to the fiduciary duties of our directors or officers or create or imply any additional fiduciary duties for our directors or officers. However, our Board of Directors values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of future non-binding "say on pay" votes.

We expect to hold the next "say on frequency" vote at our annual meeting of stockholders in 2023.

Our Board of Directors unanimously recommends that you vote in favor of holding future non-binding "say on pay" votes ONCE EVERY YEAR, rather than once every two years or once every three years.

KVH Industries, Inc. 2017 Proxy Statement	13

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 4 concerns the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017.

In accordance with its charter, the Audit Committee has selected the firm of Grant Thornton LLP, a registered public accounting firm, to be our independent auditor for the year ending December 31, 2017 and, with the endorsement of the Board of Directors, recommends that stockholders ratify such appointment. Grant Thornton LLP has served in this capacity since June 6, 2014. We expect that representatives of Grant Thornton LLP will be present at the annual meeting. They will have an opportunity to make a statement if they wish to do so and, if present, will be available to respond to appropriate questions.

A majority of the votes properly cast at the annual meeting will be necessary to ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Our Board of Directors unanimously recommends that you vote FOR the proposed ratification of the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017.

14	KVH Industries, Inc. 2017 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Robert W.B. Kits van Heyningen is the brother of Martin A. Kits van Heyningen. Kathleen Keating, our senior director of creative and customer experience, is the wife of Martin A. Kits van Heyningen.

Information regarding Bruce J. Ryan, our Class III director being renominating for election, whose term expires at the 2017 annual meeting, is presented above under the heading "Proposal 1 – Election of Directors." Our other directors and executive officers are as follows:

Directors serving a term expiring at the 2018 annual meeting (Class I directors):

Mark S. Ain Age: 74 Director Committee Membership: ➤ Compensation Committee Chairman ➤ Audit Committee Member ➤ Nominating and Corporate Governance Committee Chairman

Mark S. Ain has served as one of our directors since 1997, the Chairman of our Compensation Committee since 1997, a member of our Audit Committee since 2000, a member of our Nominating and Corporate Governance Committee since February 2004 and the Chairman of the Nominating and Corporate Governance Committee since February 2015. He serves on the Board of Directors of Kronos Incorporated, which he founded in 1977 and served as CEO until 2005. Mr. Ain also serves on the Board of Directors of Xcerra Corporation and various other private companies and charitable organizations. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester. Our Nominating and Corporate Governance Committee determined that Mr. Ain should serve as a director because of his 20 years of experience as a member of our Board of Directors combined with his executive and management experience serving as founder, chief executive officer and Chairman of the Board of Directors of Kronos Incorporated as well as his experience as a member of the Board of Directors of Xcerra Corporation and various private companies.

Stanley K. Honey Age: 62 Director Committee Membership: ➤ Audit Committee Member ➤ Nominating and Corporate Governance Committee Member

Stanley K. Honey has served as one of our directors since 1997 and a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Honey was a member of the Audit Committee from 1997 to 2003 and was reappointed in February 2011. Mr. Honey served as the Director of Technology for the America's Cup Event Authority from April 2011 through December 2013, and as a consultant thereafter. From January 2004 through January 2005, Mr. Honey served as the chief scientist of Sportvision Systems, LLC, which he co-founded in November 1997. He served as president and chief technology officer of Sportvision Systems, LLC, from 2000 to January 2004 and as its executive vice president and chief technology officer from 1998 to 2000. From 1993 to 1997, Mr. Honey served as executive vice president of technology for the New Technology Group of News Corporation. From 1989 to 1993, Mr. Honey served as president and chief executive officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and served as its executive vice president of engineering until News Corporation acquired it in 1989. Mr. Honey received a B.S. from Yale University and an M.S. from Stanford University. Our Nominating and Corporate Governance Committee determined that Mr. Honey should serve as a director because of his 20 years of experience as a member of our Board of Directors as well as his executive and management experience serving in numerous senior level executive positions, his experience as co-founder of Sportvision Systems, LLC and founder of ETAK and his extensive knowledge of our marine customer base and the industry.

KVH Industries, Inc. 2017 Proxy Statement	15

DIRECTORS AND EXECUTIVE OFFICERS

Directors serving a term expiring at the 2019 annual meeting (Class II directors):

Martin A. Kits van Heyningen Age: 58 President Chief Executive Officer Chairman of the Board of Directors

Martin A. Kits van Heyningen, one of our founders, has served as our president and a director since 1982, chief executive officer since 1990, and as our chairman of the Board of Directors since 2007. From 1980 to 1982, Mr. Kits van Heyningen was employed by the New England Consulting Group, a marketing consulting firm, as a marketing consultant. Mr. Kits van Heyningen received a B.A., cum laude, from Yale University and has been issued six patents. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his more than 30 years of industry experience as well as his executive leadership and management experience as our founder, president, chief executive officer and Chairman of the Board of Directors.

Charles R. Trimble Age: 75 Director Committee Membership: ➤ Audit Committee Member ➤ Compensation Committee Member ➤ Nominating and Corporate Governance Committee Member

Charles R. Trimble has served as one of our directors since 1999, a member of our Audit Committee since 2001, a member of our Compensation Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard's Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering, and he was Chairman of the United States GPS Industry Council from 1996 to 2013. In addition, Mr. Trimble is a member of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, and an M.S. in electrical engineering from the California Institute of Technology. Our Nominating and Corporate Governance Committee determined that Mr. Trimble should serve as a director because of his 18 years of experience as a member of our Board of Directors combined with his executive leadership and management experience as co-founder, president and chief executive officer of Trimble Navigation Limited as well as his experience as an elected member of the National Academy of Engineering, Chairman of the United States GPS Industry Council and a member of the California Institute of Technology Board of Trustees.

16	KVH Industries, Inc. 2017 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers who are not also directors are listed below:

Donald W. Reilly Age: 58 Chief Financial Officer

Donald W. Reilly has served as our chief financial officer since December 2016. Before joining us, Mr. Reilly served as vice president, corporate controller and chief accounting officer of Nortek, Inc., a publicly traded manufacturer and distributor of products and systems for use in building and remodeling homes and commercial structures, from November 2011 until its acquisition by Melrose Industries PLC in September 2016. From January 2011 to November 2011, Mr. Reilly served as chief financial officer of Evergreen Solar, Inc., a publicly traded manufacturer of solar panels, wafers and cells. In August 2011, Evergreen Solar filed a voluntary petition for reorganization under the United States Bankruptcy Code. From 2000 until January 2011, Mr. Reilly held several senior financial positions at GTECH Corporation, a gaming technology and services company acquired by Lottomatica, SpA in August 2006 (and now part of International Game Technology PLC), including chief financial officer of GTECH from June 2007 to January 2011 and vice president of business and financial planning from 2000 to 2007. Before joining GTECH, Mr. Reilly served as vice president and chief financial officer of Amtrol, Inc., a manufacturer of water system solutions and HVAC products, from 1998 to 2000 and as corporate controller and director of finance for A.T. Cross Company, a publicly traded manufacturer and distributor of fine writing instruments, from 1992 to 1997. Mr. Reilly began his career at Ernst & Young LLP, where he served as a senior audit manager in Providence, Rhode Island and later at its national office in Cleveland, Ohio. He holds a B.S. in accounting from Providence college and is a certified public accountant in Rhode Island.

Brent C. Bruun Age: 51 Chief Operating Officer

Brent C. Bruun has served as our chief operating officer since July 2016. From November 2012 to June 2016, Mr. Bruun served as our executive vice president of mobile broadband. From January 2011 to November 2012, he served as our senior vice president of global sales and business development. He served as our vice president of global sales and business development from July 2008 to December 2010. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom's Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant.

KVH Industries, Inc. 2017 Proxy Statement	17

DIRECTORS AND EXECUTIVE OFFICERS

Daniel R. Conway Age: 63 Executive Vice President, Guidance and Stabilization

Daniel R. Conway has served as our executive vice president of guidance and stabilization since November 2012. From January 2003 to November 2012, he served as our vice president of business development for military and industrial products. From March 2000 to December 2002, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government and scientific markets. From 1980 to January 2000, he served in a variety of positions at Anteon (formerly Analysis & Technology), including vice president for new business development and acquisition integration from 1997 to January 2000 and vice president of operations for the Newport, Rhode Island operation from 1991 to 1997. Mr. Conway served for five years as a member of the U.S. Navy nuclear submarine force and was a Commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years. He is a graduate of the U.S. Naval Academy with post-graduate studies in nuclear engineering, and he received an M.B.A. from the University of Rhode Island.

Robert J. Balog Age: 53 Senior Vice President, Engineering

Robert J. Balog has served as our senior vice president of engineering since October 2008. Previously, he served as our vice president of engineering, satellite products from February 2005 to October 2008. From June 2003 to January 2005, Mr. Balog served as president of his own engineering contract services company, Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions. From June 2001 to May 2003, Mr. Balog served as vice president of engineering at ADE Corporation. From 1989 to April 2001, Mr. Balog held a number of positions at Speedline Technologies, Inc., a supplier of capital equipment to the electronics assembly industry, including general manager and vice president of research and development. He has served on the Board of Directors of the Surface Mount Equipment Manufacturers Association, serving as Chairman and numerous other positions. Mr. Balog is the recipient of 11 U.S. patents. Mr. Balog holds a B.S. in Computer Science from Purdue University.

Felise B. Feingold Age: 47 Vice President, General Counsel and Secretary

Felise B. Feingold has served as our vice president and general counsel since August 2007. Before joining us, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hofstra University School of Law, and an M.B.A. from Boston University Graduate School of Management.

18	KVH Industries, Inc. 2017 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Executive Compensation Program

Our executive compensation program is overseen and administered by the Compensation Committee of our Board of Directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ Stock Market, Securities and Exchange Commission, or SEC, and Internal Revenue Code rules. None of its members is a current or former employee of ours. It is the goal of the Compensation Committee to create policies and practices that provide total compensation for executive officers that is fair, reasonable and competitive. The Compensation Committee operates under a written charter adopted by our Board.

All principal elements of compensation paid to our executive officers are subject to approval by the Compensation Committee. Specifically, our Board has delegated authority to the Compensation Committee to determine and approve (1) our compensation philosophy, including evaluating risk management and incentives that create risk, (2) annual base salaries, cash-based incentive compensation and equity-based compensation for our executive officers, and (3) equity-based compensation for our non-executive employees.

There are no material differences in the compensation policies, objectives or program elements and administration for our named executive officers, except that the compensation for our President, Chief Executive Officer, and Chairman of the Board of Directors, or CEO, is determined exclusively by the Compensation Committee, whereas the compensation of our other named executive officers is determined by the Compensation Committee but also takes into account the recommendations of our CEO.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate highly qualified executives and align their interests with the interests of our stockholders. The ultimate goal of our executive compensation program is to increase stockholder value by providing executives with appropriate incentives to achieve our business goals. In recent years, our executive compensation program has had three principal elements: annual base salary, annual cash-based incentive compensation, and long-term equity-based compensation.

Our executive compensation objectives are to:

•
offer fair and competitive compensation that attracts and retains superior executive talent;

•
directly and substantially link rewards to measurable corporate performance;

•
align the interests of executive officers with those of stockholders by providing executive officers with an equity stake in our company;

•
optimize the cost to the company and value to executives; and

•
promote long-term career commitments that support a long-standing internal culture of loyalty and dedication to our interests.

The three principal elements of our executive compensation program seek to provide the following rewards:

•
Base salaries provide fixed compensation to reward the individual value that an executive officer brings to us through experience and past and expected future contributions to our success, while factoring in our specific needs and comparable responsibilities at similar organizations.

•
Annual cash-based incentive compensation is designed to reward the achievement of our pre-established annual business and financial goals generally set at the beginning of each year, as well as individual performance, determined on a discretionary basis. This incentive program generally awards compensation based on the degree to which our actual financial results meet the financial goals of our internal business plan and on the individual performance of each executive. In recent years, our annual incentive compensation program has been designed to reward achievement of specific targets for internal financial metrics, such as revenue and adjusted EBITDA, over which our executives have more direct control, rather than external metrics, such as stock price performance or total shareholder return, which are influenced by factors extrinsic to our performance, such as broad market trends or the performance of our industry or competitors, over which our executives have no direct control.

•
Equity grants are designed to reward the achievement of long-term growth in our stock price and retain our executives. Restricted stock awards were granted with no payment of cash consideration. The restricted stock awards vest in four equal annual installments, the first of

KVH Industries, Inc. 2017 Proxy Statement	19

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  which vested on February 17, 2017, the first anniversary of the grant date.

For a company of our size, we believe that the use of these executive compensation elements strengthens our ability to attract and retain highly qualified executives. We believe this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and encourages executive recruitment and retention.

Our equity incentive program is a key retention tool and our vehicle for offering long-term incentives. Equity incentives with four-year vesting periods are granted annually to executive officers to attract, motivate and retain these executives. We grant equity incentives to executive officers to encourage executive officers to work with a long-term view in the interest of stockholders and to reward the achievement of long-term growth in our stock price. We believe that granting equity incentives is the best method of motivating the executive officers to perform in a manner that is consistent with the long-term interests of our stockholders.

We do not use certain executive pay practices that stockholder advocates consider to be problematic. For example, we do not provide extensive perquisites to our named executive officers, we do not have long-term employment agreements or change-of-control agreements, we do not have guaranteed severance programs, and we do not provide any tax gross-ups. We have no guaranteed salary increases, no guaranteed bonuses and no cash-based incentive compensation programs that are not tied to our performance.

The Compensation Committee also noted that, at our 2014 annual meeting of stockholders, which is the most recent meeting at which our stockholders conducted a "say on pay" vote, our stockholders approved the compensation of our named executive officers for 2013 by a favorable vote of approximately 95% of the votes cast. Partially as a result of this overwhelmingly positive stockholder feedback, our Compensation Committee has continued to employ compensation packages having a similar basic structure to the compensation package used in 2013.

Compensation Decision-making Process

Our executives are compensated principally through a combination of base salary, cash-based incentive compensation paid in the first quarter of the following year and an annual equity grant. In addition, we may also grant an initial equity award to new executive officers when they commence employment. From time to time, we may offer a signing or retention bonus to attract a new executive officer.

The base salary and equity award for each executive, together with the overall cash-based incentive compensation plan for all executives, are generally established within the first quarter of each fiscal year at meetings of the Compensation Committee held for this purpose. These meetings generally follow one or more informal presentations or discussions of our financial performance, including achievement of performance targets, for the prior fiscal year and an internal business plan for the then-current fiscal year for goal-setting purposes. The annual performance goals actually used for the cash-incentive compensation plan for 2016 were presented to the Compensation Committee in March 2016 but for administrative reasons the Compensation Committee did not formally approve the final form of the plan until July 2016. In deciding the compensation to be awarded to the executive officers other than the CEO for the current year and cash-based incentive compensation earned during the prior fiscal year, the Compensation Committee typically reviews and evaluates recommendations from the CEO. The CEO and the members of the Compensation Committee discuss the CEO's recommendations. In deciding the compensation to be awarded to the CEO for the current year and the cash-based incentive compensation earned by the CEO during the prior year, the Compensation Committee typically receives a written self-assessment from the CEO and recommendations from the Chairman of the Compensation Committee. The members of the Compensation Committee then discuss the Chairman's recommendations. The CEO is not present at the time of these deliberations. The Compensation Committee may accept or adjust any recommendations, and the Compensation Committee makes all final compensation decisions.

Our cash-based incentive compensation program comprises corporate performance goals and, for executives in charge of business units, business unit performance goals, as well as a discretionary element of individual performance for all executives. Under this program, our Compensation Committee approved two formulas for 2016: one formula for executive officers responsible for our mobile broadband and guidance and stabilization business units and one formula for other executive officers. For executive officers in charge of business units, the Compensation Committee desired to tie their incentive compensation more directly to the performance of their respective business units. For executives in charge of a business unit, 50% of each executive's target incentive compensation was based on the degree of achievement of applicable business unit performance goals for 2016, 25% was based on the degree of achievement of our corporate performance goals for 2016, and 25% was based on individual performance, as determined by the Compensation Committee in its discretion. In 2016, the mobile broadband business unit was led by a named executive officer, but the guidance and stabilization

20	KVH Industries, Inc. 2017 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

business unit was not. Accordingly, this discussion and analysis does not further address the performance of the guidance and stabilization business unit. For other executive officers, 75% of each executive's target incentive compensation was based on the degree of achievement of our corporate performance goals for 2016 and 25% was based on individual performance, as determined by the Compensation Committee in its discretion. The performance portions of the cash-based incentive compensation program are generally based on formulas approved by the Compensation Committee at the start of each year, but the Compensation Committee has the discretion to award incentive compensation that differs from the formula-based amounts.

Compensation Consultant

Since 2005, the Compensation Committee has engaged Radford as its independent compensation consultant. The Compensation Committee has engaged Radford to advise on matters related to our executive compensation program and to assist in creating an effective and competitive executive compensation program. In 2016, Radford assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of executive compensation data.

Radford also provided guidance on industry best practices. In 2016, Radford advised the Compensation Committee in (1) determining base salaries for executives, (2) determining the targets for total cash-based incentive compensation as a percentage of base salary, and (3) designing and determining individual equity grants for the long-term incentive plan for executives.

Radford's competitive assessment in the 2016 report with respect to base salary, cash-based incentive compensation and equity-based compensation was taken into consideration by the Compensation Committee when setting base salaries and making changes to the cash-based incentive compensation and equity-based compensation components of the executive compensation program for 2016. Neither Radford nor any of its affiliates provided any services to us in 2016 other than Radford's services to the Compensation Committee.

Survey Data

With the assistance of Radford, the Compensation Committee compared our executive officers' compensation to data from the Radford Global Technology Survey, which included approximately 107 public high technology companies as of October 1, 2015 with revenues between $50 million and $300 million and median revenue of approximately $178 million.

Compensation Benchmarking Relative to Market

In 2016, the Compensation Committee relied on information provided by Radford in early 2016 for purposes of benchmarking our executive compensation relative to market. Radford provided the Compensation Committee with a comparison of the compensation of our executives to the compensation of executives in benchmark positions with similar titles and level of experience for the most recently available period as of October 1, 2015. The comparison did not consider executive tenure, skill or performance. The Radford data reviewed by the Compensation Committee included market data taken from the aforementioned survey data, which was gathered at the 25th, 50th, and 75th percentiles for (1) base salaries, (2) short-term incentive opportunity, (3) target total cash compensation (base salary plus short-term incentive opportunity), (4) long-term incentives (Black-Scholes value of stock options and full value of other awards), and (5) target total direct compensation (target total cash compensation and long-term incentives).

Historically, the Compensation Committee has generally targeted approximately the median base salary level (50th percentile) of the base salaries of executives in the survey data used by the Compensation Committee as the basis for comparison. Adjustments to the median base salary levels were made in 2016 based on comparisons to the survey data, market median salary increases and evaluation of other factors, such as executive tenure, skill and performance relative to expectations for average performance for comparable executives, which are not reflected in the survey data. These factors reflected the value each individual brought to us through experience, education and training, our specific needs, and the individual's past and expected future contributions to our success. Radford advised the Compensation Committee that base salary levels are considered to be competitive if they fall within 10% of the desired market position. In 2016, the Compensation Committee concluded that our 2015 base salaries for our named executive officers, other than the CFO, approximated the market 50th percentile for most executives, ranging from 7% below to 1% above the 50th percentile of the survey data for their respective positions. The CFO's base salary approximated the 25th percentile of the survey data for his position, which was 11% below the 50th percentile of the survey data.

The Compensation Committee believes that benchmarking and aligning base salaries is especially critical to a competitive compensation program. Other elements of our compensation are affected by changes in base salary. For example, our annual cash-based incentive compensation is targeted and paid out as a percentage of base salary.

Our compensation program allows executives to participate in an annual cash-based incentive compensation program.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Consistent with prior years, the payouts for our executives for achieving the expected level of corporate performance for 2016 (as a percentage of base salary) were targeted at approximately the median (50th percentile) of payouts for executives in the survey data reviewed by the Compensation Committee in 2016. Radford advised the Compensation Committee that cash-based incentive compensation targets are considered to be competitive if they fall within 15% of the desired market position. As a percentage of base salary, targets for cash-based incentive compensation for the named executive officers for 2015, other than one executive in charge of a business unit, were approximately 10% below the 50th percentile of the survey data for their respective positions. The Compensation Committee regarded these targets, as a percentage of base salary, as competitive with the market and therefore made no changes to these targets, as a percentage of base salary, from 2015 to 2016. The target for the remaining named executive officer for 2015 was approximately 45% below the 50th percentile of the survey data for his position. In the case of this named executive officer, the Compensation Committee decided to increase his target for cash-based incentive compensation for 2016 from 50% of base salary to 60% of base salary, which approximated the 25th percentile for his position.

Our compensation program allows executives to receive equity incentive awards under our equity incentive plans. Our primary goal is to create long-term value for stockholders, and accordingly the Compensation Committee believes that equity incentive awards provide an additional incentive to executive officers to work to maximize stockholder value. In 2014, 2015, and 2016, all named executive officers other than the CEO received the same quantity of equity awards, as their roles and responsibilities were valued at an equivalent level. The Compensation Committee believed that granting equity incentives in this manner was the best method of motivating our executive team to perform in a manner consistent with the long-term interests of our stockholders. The CEO typically receives a larger equity award because he has greater responsibility for achieving our long-term goals and improving stockholder value. Radford advised the Compensation Committee that Radford considers long-term incentive values to be competitive if they fall within 30% of the desired market position. The grant date fair values of the equity awards granted to our named executive officers in 2015 were below the 25th percentile of the survey data and ranged from approximately 47% below to 57%below the 50th percentile of the survey data. In light of this information, the Compensation Committee decided to target grant date fair values of equity awards closer to the median of the survey data than those of the restricted stock awards granted in 2014 and 2015. However, because the market price of our common stock on the date of grant in

2016 was substantially lower than its market price on the date of grant of the 2015 awards, increasing the grant date fair values of restricted stock awards required increasing the number of shares subject to the awards. In deciding the number of restricted stock awards to grant, the Compensation Committee took into account the number of shares available for grant under our equity compensation plans and our historical burn rate for grants under those plans, which together placed certain limitations on the size of any increase in the number of restricted stock awards. As a result of this combination of factors, the grant date fair value of the 2016 awards was only slightly higher than the grant date fair value of the 2015 awards (and was below the grant date fair value of the 2014 awards). Despite the increase in the number of shares subject to the 2016 awards, the grant date fair value of those awards remained below the 25th percentile of the survey data reviewed by the committee (which reflected data regarding grants in 2015) for each position, including the CEO, and ranged from approximately 46% below to 54%below the 50th percentile of the survey data.

Base Salary

The Compensation Committee defines base salary as the annualized regular cash compensation of an employee, excluding cash bonus awards, corporate contributions to employee benefit plans, and other compensation not designated as salary. As described above, base salaries are set for our named executive officers at a meeting of our Compensation Committee which is held for that purpose in the first quarter of the year.

In establishing base salaries for our named executive officers for 2016, the Compensation Committee took into account the value each individual brings to us through experience, education and training, our specific needs and the individual's past and expected future contributions to our success, as well as our overall corporate performance, the market guidance from the Radford survey data and the recommendations of our CEO (for named executive officers other than himself). The Compensation Committee also considered appropriate cost-of-living adjustments. For 2016, the Compensation Committee made a 3% cost-of-living adjustment to the base salaries of our named executive officers, as well as other small merit increases. For 2016, the adjustment to salaries for our named executive officers, other than our CFO, was an increase equal to approximately 3% of base salary for 2015, and the adjustment for our CFO was an increase of 4% of base salary for 2015. These adjustments were effective January 1, 2016. In addition, one executive also received an increase in his salary in connection with his promotion to Chief Operating Officer in July 2016 based on competitive market data for the Chief Operating Officer position

22	KVH Industries, Inc. 2017 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

provided by Radford in its Radford Global Technology Survey dated April 2016.

Annual Cash-based Incentive Compensation

Our management incentive plan is designed to reward our executives for the achievement of annual goals, principally, achievement of corporate financial goals, and, secondarily, achievement of individual goals. It is our philosophy that the executives be rewarded for their performance as a team. We believe this is important to align our executive officers' interests with strong corporate performance and to promote cooperation among them. The executives also are rewarded for achieving individual goals for the year.

Formula for Cash-based Incentive Compensation

The management incentive plan for 2016 was adopted based on our historical financial performance, planned strategic initiatives and the existing economic environment. Annual cash-based incentive compensation opportunities as a percentage of base salary were targeted at 90% of base salary for the CEO and 35% to 55% of base salary for the other named executive officers. In 2016, we only had one named executive officer responsible for a business unit, the mobile broadband business unit. The Compensation Committee approved two formulas for calculating the cash-based incentive compensation with respect to the named executive officers, one formula for the executive responsible for our mobile broadband business unit and one formula for all other named executive officers. The incentive compensation formula for the executive in charge of our mobile broadband business unit for 2016 was based 50% on mobile broadband business unit performance goals, 25% on corporate performance goals and 25% on individual performance. The formula for determining the bonus of all other named executive officers was based 75% on corporate performance goals and 25% on individual performance. The formula for the executive in charge of the mobile broadband business unit gave significantly greater weight to the performance of the mobile broadband business unit, rather than overall corporate performance, in order to emphasis his unique responsibility for the success of that unit.

The portion of the bonus based on corporate performance was based on the degree of achievement of our corporate goals for (i) earnings before interest, taxes, depreciation, amortization, acquisition-related expenses, equity-based compensation expenses, and any one-time charges approved by the Compensation Committee, or adjusted EBITDA, and (ii) revenue. Our corporate goal for adjusted EBITDA was $26.6 million, and our corporate goal for revenue was $206.1 million. The threshold for payment of the portion of the bonus for corporate performance for the named executive officers was our achievement of 75% of the adjusted EBITDA target, and at this level of achievement, 50% of the target bonus for corporate performance would have been earned. The bonus payment for corporate performance would have been 100% for the named executive officers if we had achieved 100% of our target for adjusted EBITDA. The bonus payment would have increased if we had exceeded our target for corporate revenue by 5%. The maximum bonus payment for corporate performance would have been awarded if we had exceeded the targets for adjusted EBITDA and revenue by 25% and 15%, respectively, in which case the payment would have been 233% of the target bonus for corporate performance. The portion of the bonus plan based on achieving mobile broadband business unit performance goals used the same general structure as the portion based on corporate performance goals but was based on the degree of achievement of that business unit's goals for (i) business unit profit, which was defined as business unit revenue less cost of goods sold and direct operating expenses attributable to the operation of that business unit, but without deductions for depreciation, amortization, acquisition-related expenses, equity-based compensation expenses, or any one-time charges approved by the Compensation Committee, and without any allocation for corporate engineering, marketing or administrative costs, and (ii) revenue. Our goal for mobile broadband business unit profit was $18.8 million, and our goal for mobile broadband business unit revenue was $118.1 million. The Compensation Committee selected adjusted EBITDA, business unit profit and revenue as performance measures because it believed that adjusted EBITDA, business unit profit and revenue are strong operating measurements of how well or poorly we performed from a financial standpoint in 2016. The Compensation Committee believed that sufficient increases in adjusted EBITDA, business unit profit and revenue should have a favorable impact on the value of our common stock, considering the degree to which improvements in these metrics typically influence the valuations of investors and stock market analysts.

The portion of the bonus based on individual performance for named executive officers was based solely on the discretion of the Compensation Committee.

Incentive Compensation Awarded

The Compensation Committee awarded incentive compensation for 2016 based on its assessment of the degree of achievement of performance goals for 2016, as well as individual performance in that year.

The Compensation Committee determined that we did not achieve our corporate minimum targets for revenue or adjusted EBITDA. The Compensation Committee determined that we achieved 85% of our target for mobile

KVH Industries, Inc. 2017 Proxy Statement	23

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

broadband business unit revenue and 80% of our target for mobile broadband business unit profit. Accordingly, based on the sliding scale used in our 2016 non-equity incentive plan, the Compensation Committee did not make any awards with respect to the portion of each named executive officer's incentive compensation target attributable to corporate performance and awarded 75% of the portion of the one named executive officer's incentive compensation target attributable to mobile broadband business unit performance. Individual performance bonuses were awarded based on the Compensation Committee's consideration of qualitative factors (such as the executive's contribution to corporate results and attainment of business unit goals); contribution towards strategic initiatives; and other priorities. Bonuses awarded for individual performance for the named executive officers ranged from

96% to 100% of individual performance targets. Accordingly, total cash-based incentive compensation actually awarded to the named executive officers for 2016 performance was, in the case of our CEO, 22% of his base salary, rather than the targeted 90% of base salary, and, in the case of our other named executive officers (excluding our CFO, who did not participate in the plan), ranged from approximately 9% to 34% of their respective base salaries, rather than the targeted range of 35% to 55% of their respective base salaries. The following table provides information regarding the target non-equity incentive compensation for our named executive officers participating in the 2016 plan and the amount of non-equity incentive compensation actually awarded to them under the plan.

2016 Non-Equity Incentive Plan Compensation

Named Executive Officers (excluding CFOs)	Target ($)	Actual ($)
Martin A. Kits van Heyningen	432,721	108,180
Brent C. Bruun	171,194	106,624
Robert J. Balog	110,221	26,453
Felise B. Feingold	92,273	23,072

In determining the individual performance bonus for each named executive officer, the Compensation Committee considers individual achievements throughout the year. The following summarizes some of the individual achievements of our named executive officers considered by the Compensation Committee in determining the amounts awarded for individual performance for 2016:

Martin A. Kits van Heyningen, President, Chief Executive Officer and Chairman of the Board
➤
Continued strong leadership and vision for the company, both in the industry and internally, including the creation of strategic growth initiatives for 2017 and a 2020 vision.

➤
Strong focus on new product development, including future technology platforms to support our strategic growth initiatives.

➤
Led the transformation of KVH's leadership/organizational structure and processes to position KVH for future growth.

➤
Recruited a new CFO with strong public company financial experience.

Brent C. Bruun, Chief Operating Officer
➤
Finalized an agreement with Intelsat and began overseeing our transition to the next generation platform for our mini-VSAT service.

➤
Implemented plans to increase the growth rate of our mini-VSAT service with improved user tools and new service plan designs with new subscribers added to the mini-VSAT network.

➤
Positioned IP-MobileCast for success in the market with a net increase in subscribers, new service models, and cross-selling initiatives.

➤
Developed an innovative and competitive subscription-based service offering to attract new customers to our mini-VSAT network.

➤
Improved coordination and success of cross-selling efforts with training solutions and media content with organizational and process changes.

Robert J. Balog, Senior Vice President, Engineering
➤
Our new product lifecycle management system has been completed and is now a standard part of our product development ISO process.

➤
Rolled out automated test process which allows real-time performance monitoring of our mini-VSAT products.

24	KVH Industries, Inc. 2017 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

➤
Expanded our automated test methodology for product development and performance monitoring.

➤
Improved predictability and reliability of our process for development and introduction of new products

➤
Successfully managed engineering resources within budget to achieve competing development goals

Felise B. Feingold, Vice President and General Counsel
➤
Achieved continued success in her role as partner and advisor to senior management on legal and compliance matters

➤
Sucessfully guided management through numerous contract negotiations critical to our future

➤
Led effort to enhance our compliance program for the international legal environment in which we operate

➤
Assumed greater responsibility for achieving a successful outcome in numerous human resource compliance matters

Equity Incentive Program

As noted above, for 2016, the Compensation Committee decided to grant restricted stock awards to our named executive officers other than the CEO with grant date fair values closer to the median of the survey data than those of the restricted stock awards granted in 2014 and 2015 in order to bring the value of the awards closer to our goals for competitive compensation, while keeping in mind the total number of shares available for grant and our historical burn rate. The equity grant to our CEO in 2016 was based upon the Radford survey data for grants to other chief executive officers, the CEO's prior performance, the value of equity awards previously granted and unvested, the importance of retaining the CEO's services and the CEO's total target direct compensation relative to the applicable benchmark. When granting equity incentives to our other named executive officers in 2016, a team approach was utilized. In 2016, consistent with the approach used in 2015, all named executive officers other than the CEO received the same equity awards, as their roles and responsibilities were valued at an equivalent level. The Compensation Committee believed that granting equity incentives in this manner was the best method of motivating our executive team to perform in a manner consistent with the long-term interests of our stockholders. The CEO received a larger award because he has greater responsibility for setting the strategy and priorites for achieving our long-term goals.

Timing of Equity Grants

We typically grant equity incentives to executives in the first quarter of each fiscal year, usually in conjunction with the annual review of the individual and collective performance of our executive officers.

We grant restricted stock awards or stock options to new hires on a case-by-case basis. In addition, we typically grant restricted stock awards or stock options to certain non-executive employees each year.

Vesting of Equity Awards

Restricted stock awards are granted with no payment of cash consideration. The restricted stock awards granted to our named executive officers in 2016 vest in four equal annual installments, the first of which vested on February 17, 2017, the first anniversary of the grant date.

Other Compensation and Perquisites

Our named executive officers are eligible to receive the same health and welfare benefits that are available to other employees in the same jurisdiction and a contribution to their benefit premium that is the same percentage as provided to other employees in the same jurisdiction. These benefit programs include health and dental insurance, life insurance, supplemental life insurance, and long-term disability insurance, and certain other benefits. In general, our employees pay between 30% and 34% of the health insurance premium due.

We maintain an Employee Stock Purchase Plan and a tax-qualified 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all of our U.S. employees, including executive officers, are eligible to receive matching contributions from us. We match 50% of all employee 401(k) plan contributions up to 6% of salary, with no maximum annual corporate match per employee. We do not provide defined benefit pension plans or defined contribution retirement plans to our named executive officers or other U.S. employees other than the 401(k) plan.

We provided automobile and/or housing allowances to three named executive officers in 2016. Martin A. Kits van Heyningen's automobile allowance was $20,023 and Robert J. Balog's automobile allowance was $6,000. Brent C. Bruun received $15,000 in 2016 for automobile and housing allowances. No other named executive officers received any other perquisites or other personal benefits or property from us during 2016.

Compensation Recovery

We are currently entitled to recover compensation paid to certain named executive officers pursuant to the Sarbanes-Oxley Act of 2002. Our 2016 Equity and Incentive Plan

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

also includes broad rights to recover both cash and equity incentives awarded under the plan. Specifically, the 2016 Equity and Incentive Plan provides that all awards under the plan are subject to recoupment or clawback of compensation under any provision of applicable law, any term of any award agreement and any policy that we may adopt from time to time. The administrator is entitled to take whatever action it determines to be necessary or appropriate to recover all or any portion of an award or any stock, payment or other compensation acquired or received in respect of that award arising or resulting from any misconduct, accounting restatement to correct an error, or any other miscalculation, error or mistake.

Equity Ownership by Executives

We do not currently have a formal stock ownership requirement for executives or any related hedging policies. However, stock ownership by executives is encouraged on a voluntary basis. Each of our executive officers holds both vested and unvested stock options and restricted stock awards to the extent shown in the table entitled "Outstanding Equity Awards as of December 31, 2016." The Compensation Committee reviews the vested and unvested stock options and restricted stock awards held by the executives each year.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1,000,000 that is paid to each of our CEO and our three most highly paid executive officers (other than the CEO and the CFO), unless that compensation is "performance-based" within the meaning of Section 162(m) and the regulations promulgated there under. The restricted stock awards that we granted in 2016 under our Amended and Restated 2006 Stock Incentive Plan, or the 2006 Plan, did not qualify as performance-based compensation. We believe that all of our stock options do so qualify and therefore are not subject to the deduction limitation of Section 162(m). The salary and bonuses paid to our executive officers are not exempt from this deduction limit. Accordingly, we may be unable to deduct some of the amounts that may be recognized as ordinary income by our executive officers.

We consider tax deductibility in the design and administration of our executive officer compensation plans and programs. However, we believe that it is in the best interests of our stockholders that we retain flexibility and discretion to make compensation awards, whether or not deductible, when such awards are consistent with our strategic goals.

Rules under generally accepted accounting principles determine the manner in which we account for grants of equity-based compensation to our employees in our consolidated financial statements. Our accounting policies for equity-based compensation are further discussed in note 7 of our audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 9, 2017.

26	KVH Industries, Inc. 2017 Proxy Statement

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee established by our Board of Directors is currently composed of Messrs. Ain, Ryan and Trimble. Our Board of Directors adopted a charter for the Compensation Committee in April 2004, which was most recently revised in February 2017. Under the charter, the Compensation Committee is responsible for recommending to the Board the compensation philosophy and policies that we should follow, particularly with respect to the compensation of the members of our senior management. The Committee is responsible for reviewing and approving the compensation of our executive officers, including our Chief Executive Officer. In addition, the Board has delegated to the Committee the authority to administer, review and make recommendations with respect to our incentive compensation plans and our equity-based plans.

The Compensation Committee has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on our Committee's review of, and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our company's annual report on Form 10-K for the fiscal year ended December 31, 2016.

Compensation Committee
Mark S. Ain (Chairman) Bruce J. Ryan Charles R. Trimble

(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.

KVH Industries, Inc. 2017 Proxy Statement	27

EXECUTIVE COMPENSATION

Summary Compensation Table For 2016

The following table provides information concerning the compensation earned by our CEO, our current CFO, our former CFO, our former interim CFO and each of our three most highly compensated executive officers other than the CEO and CFO (collectively, "named executive officers") during 2016. In addition, we are providing information regarding the compensation earned by Robert W.B. Kits van Heyningen, who during 2016 served as a member of our Board of Directors and is the brother of Martin A. Kits van Heyningen, our President, Chief Executive Officer and Chairman of the Board of Directors. We are treating Robert W.B. Kits van Heyningen as a "named executive officer" for purposes of our executive compensation disclosures (other than the Compensation Discussion and Analysis) in lieu of the information that we would otherwise provide in response to the disclosure requirements for director compensation and related-party transactions.

In 2016, the salary and bonus (including the non-equity incentive plan compensation) of our named executive officers as a percentage of total compensation ranged from 61% to 68%.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Martin A. Kits van Heyningen	2016	480,801	1,000	437,000	—	108,180	20,023	1,047,004
President, Chief Executive Officer and	2015	466,797	1,000	—	426,348	309,837	23,600	1,227,582
Chairman of the Board of Directors	2014	453,202	1,000	623,614	—	91,773	18,418	1,188,007
Donald W. Reilly(6)	2016	9,863	—	—	—	—	—	9,863
Chief Financial Officer
Brent C. Bruun	2016	311,261	1,000	174,800	—	106,624	22,950	616,635
Chief Operating Officer	2015	266,560	1,000	168,828	—	102,959	22,950	562,296
	2014	257,546	1,000	181,896	—	30,584	20,238	491,264
Robert J. Balog	2016	275,552	1,000	174,800	—	26,453	13,950	491,755
Senior Vice President, Engineering	2015	267,526	1,000	168,828	—	78,920	13,898	530,173
	2014	259,454	1,000	181,896	—	23,351	11,360	477,061
Felise B. Feingold	2016	263,636	1,000	174,800	—	23,072	6,035	468,543
Vice President, General Counsel	2015	255,957	1,000	168,828	—	66,080	6,047	497,912
Robert W.B. Kits van Heyningen(9)	2016	142,177	1,000	174,800	—	—	5,708	323,685
Vice President, Research and	2015	251,844	1,000	168,828	—	62,804	6,557	491,032
Development and Director	2014	244,245	1,000	181,896	—	19,234	4,928	451,303
Peter A. Rendall(7)	2016	140,326	—	174,800	—	—	4,210	319,336
Former Chief Financial Officer	2015	274,404	1,000	168,828	—	99,472	7,464	551,168
	2014	265,125	1,000	181,896	—	31,815	3,160	482,996
John F. McCarthy(8)	2016	316,000	—	—	—	—	—	316,000
Former Interim Chief Financial Officer

(1)
Reflects annual holiday bonus earned and paid in 2016, 2015 and 2014.
(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the closing price of our common stock on the date of grant in accordance with Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), of restricted stock awards granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions.
(3)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the Black-Scholes option pricing model in accordance with ASC 718, of options granted during each year excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made to determine the value of these awards are set forth in Note 7 of our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 9, 2017.
(4)
For 2016, the table reflects amounts that were earned under our management incentive plan for 2016 performance and that were determined and paid in March 2017. For 2015, the table reflects amounts that were earned under our management incentive plan for 2015 performance and that were determined and paid in March 2016. For 2014, the table reflects amounts that were earned under our management incentive plan for 2014 performance and that were determined and paid in March 2015.
(5)
Reflects the value of 401(k) matching contributions and auto and housing allowances. See "Compensation Discussion and Analysis – Other Compensation and Perquisites" for more information on these allowances. Named executive officers did not receive any other perquisites, personal benefits or property.
(6)
Mr. Reilly commenced employment on December 19, 2016 at an annual salary of $300,000.
(7)
Mr. Rendall's employment with us ended on June 22, 2016.
(8)
Mr. McCarthy served as our interim CFO from May 27, 2016 to December 19, 2016.
(9)
Mr. Robert W.B. Kits van Heyningen was on an approved medical leave of absence at the beginning of 2016 and continued to receive his base salary until May 24, 2016, when he returned to work on a part-time basis, at a reduced base salary of $5,000 per month, as approved by the Compensation Committee. Mr. Robert W.B. Kits van Heyningen did not participate in our non-equity incentive compensation plan for 2016.

28	KVH Industries, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards For 2016

The following table provides information regarding grants of plan-based awards made to our named executive officers during 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option

Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Stock (#)(3)	Awards ($)(4)
Martin A. Kits van Heyningen	2/17/2016				50,000	437,000
	7/15/2016	—	432,721	864,360
Donald W. Reilly	—	—	—	—	—	—
Brent C. Bruun	2/17/2016				20,000	174,800
	7/15/2016	—	171,194	341,959
Robert J. Balog	2/17/2016				20,000	174,800
	7/15/2016	—	110,221	220,166
Felise B. Feingold	2/17/2016				20,000	174,800
	7/15/2016	—	92,273	184,314
Robert W.B. Kits van Heyningen	2/17/2016				20,000	174,800
	7/15/2016	—	66,591	133,016
Peter A. Rendall	2/17/2016	—	—	—	20,000	174,800
John F. McCarthy	—	—	—	—	—	—

(1)
Reflects the respective dates on which the grants and 2016 management incentive plan were approved by the Compensation Committee.
(2)
The amounts shown in these columns represent the executives' annual incentive opportunity under the 2016 management incentive plan, which has corporate performance goals, business unit performance goals and an element of individual performance, as determined by the Compensation Committee in its discretion. The thresholds for achievement of corporate performance goals and sales performance goals vary by goal. All target and maximum amounts reflect payment of 100% of the bonus opportunity for individual performance. See "Compensation Discussion and Analysis – Annual Cash-based Incentive Compensation" for more information regarding this plan.
(3)
Represents the grant of restricted stock awards under the 2006 Plan. The restricted stock awards were received without payment of cash consideration. The restricted stock awards vest in four equal annual installments. See "Compensation Discussion and Analysis – Equity Incentive Program" for more information regarding these grants.
(4)
Reflects the grant date fair value of restricted stock awards granted to our named executive officers computed using the market price on the date of grant in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at December 31, 2016

The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2016.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Martin A. Kits van Heyningen					3/11/2013	11,250	132,750
					3/12/2014	22,627	266,999
					2/17/2016	50,000	590,000
	87,500	—	9.32	2/28/2017
	22,500	67,500	12.79	3/9/2020
Donald W. Reilly	—	—	—	—	—	—	—
Brent C. Bruun					3/11/2013	3,281	38,716
					3/12/2014	6,600	77,880
					3/9/2015	9,900	116,820
					2/17/2016	20,000	236,000
Robert J. Balog					3/11/2013	3,281	38,716
					3/12/2014	6,600	77,880
					3/9/2015	9,900	116,820
					2/17/2016	20,000	236,000
Felise B. Feingold					3/11/2013	3,281	38,716
					3/12/2014	6,600	77,880
					3/9/2015	9,900	116,820
					2/17/2016	20,000	236,000
Robert W.B. Kits van Heyningen					3/11/2013	3,281	38,716
					3/12/2014	6,600	77,880
					3/9/2015	9,900	116,820
					2/17/2016	20,000	236,000
	26,250	—	9.32	2/28/2017
Peter A. Rendall	—	—	—	—	—	—	—
John F. McCarthy	—	—	—	—	—	—	—

(1)
The options vest and become exercisable in equal installments on the first four anniversaries of the grant date.
(2)
Each option was granted five years prior to the option expiration date and has a five-year term.
(3)
The restricted stock awards vest in equal installments on the first four anniversaries of the grant date.
(4)
Market value is calculated by multiplying the number of restricted stock awards that have not vested by $11.80, which was the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016, the last trading day of 2016.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested During 2016

The following table provides information regarding the exercise of stock options and the vesting of restricted stock awards for each of our named executive officers during 2016.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Martin A. Kits van Heyningen	—	—	22,564	222,255
Donald W. Reilly	—	—	—	—
Brent C. Bruun	26,250	67,689	9,881	95,183
Robert J. Balog	26,250	55,913	9,881	95,183
Felise B. Feingold	26,250	65,904	9,881	95,183
Robert W.B. Kits van Heyningen	—	—	9,881	95,183
Peter A. Rendall	—	—	9,100	87,490
John F. McCarthy	—	—	—	—

(1)
The value realized equals the difference between the option exercise price and the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise, multiplied by the number of shares for which the option was exercised.
(2)
Value realized is calculated by multiplying the number of restricted stock awards vested by the closing price of our common stock on the NASDAQ Global Select Market on the vesting date.

We have no pension plan or nonqualified deferred compensation plan, and accordingly the tables of pension benefits and nonqualified deferred compensation are omitted.

Director Compensation

Our director compensation program for 2016 was unchanged from 2015. At the first meeting of the Board of Directors following the annual meeting of stockholders, non-employee directors automatically receive a restricted stock award of 5,000 shares of our common stock. Each restricted stock award vests in four equal quarterly installments after the date of grant. In accordance with this policy, each of Messrs. Ain, Honey, Ryan and Trimble, our non-employee directors, received a restricted stock award of 5,000 shares of common stock effective August 5, 2016, the fair value of which was $43,050 on the date of grant.

In addition, each non-employee director who is appointed to serve on the Audit Committee of our Board of Directors will receive, on the date of his or her initial appointment, a restricted stock award of 5,000 shares of our common stock and an additional restricted stock award of 5,000 shares on each annual reappointment to the Audit Committee. Each restricted stock award vests in four equal quarterly installments after the date of grant. In accordance with this policy, each of Messrs. Ain, Honey, Ryan and Trimble received a restricted stock award of 5,000 shares of common stock effective August 5, 2016, the fair value of which was $43,050 on the date of grant.

Each newly elected non-employee director will automatically receive on the date of his or her election a restricted stock award of 10,000 shares of our common stock. Each initial grant will vest in four equal quarterly installments after the date of grant.

We also paid our non-employee directors a $26,250 annual retainer and $2,625 for each regularly scheduled quarterly Board meeting attended during 2016.

Non-employee directors who also served as members of the Audit and Compensation Committees received additional annual compensation of $3,150 and $2,100, respectively, except that the Chairman of each of the Audit and Compensation Committees received additional annual compensation of $6,825 and $3,150, respectively, during 2016. No other cash compensation was paid for attending any other Board or Committee meetings. Directors who are employees did not receive separate fees for their services as directors.

We paid compensation to Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen as set forth in the tables entitled "Summary Compensation Table For 2016," "Grants of Plan-Based Awards For 2016," and "Option Exercises and Stock Vested During 2016".

KVH Industries, Inc. 2017 Proxy Statement	31

EXECUTIVE COMPENSATION

Director Compensation Table for 2016

The following table provides information regarding the compensation of our directors who are not named executive officers for 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Bruce J. Ryan	45,675	86,100	131,775
Mark S. Ain	43,050	86,100	129,150
Charles R. Trimble	42,000	86,100	128,100
Stanley K. Honey	39,900	86,100	126,000

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of restricted stock awards granted during 2016, excluding the effect of estimated forfeitures.
(2)
Amounts shown reflect actual cash earned during 2016 as well as the aggregate grant-date fair value of stock awards granted during 2016. Refer to the "Outstanding Director Equity Awards" table for information concerning outstanding equity awards held by our non-employee directors.

Outstanding Director Equity Awards at December 31, 2016

The following table provides information concerning outstanding equity awards held by our directors who were not named executive officers on December 31, 2016.

	Stock Awards

Name	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Bruce J. Ryan	8/5/2016	7,500	(2)	88,500
Mark S. Ain	8/5/2016	7,500	(2)	88,500
Charles R. Trimble	8/5/2016	7,500	(2)	88,500
Stanley K. Honey	8/5/2016	7,500	(2)	88,500

(1)
Value is calculated by multiplying the number of restricted stock awards that have not vested by $11.80, the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016, the last trading day of 2016.
(2)
Amounts include restricted stock awards granted on August 5, 2016 which vest in four equal quarterly installments, the first of which vested on November 5, 2016.

32	KVH Industries, Inc. 2017 Proxy Statement

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2016 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

The equity compensation plans approved by our stockholders as of December 31, 2016 were our 2016 Equity and Incentive Plan (2016 Plan), our 2006 Plan, and our Amended and Restated 2003 Incentive and Nonqualified Stock Option Plan Under the 2016 Plan, each share issued under awards other than options and stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the number of shares reserved for issuance by one share. The following table does not reflect grants from January 1, 2017 through April 17, 2017 of 209,114 restricted stock awards with a weighted-average grant-date fair value of $8.31 per share, nor does it reflect grants during that period of non-qualified stock options to purchase an aggregate of 530,831 shares of common stock at a weighted-average exercise price of $7.85 per share. The restricted stock awards and stock options reflected in the table were granted on the following terms as determined by the Compensation Committee: (a) in the case of restricted stock awards, the grantee received the restricted stock award without payment of cash consideration, (b) in the case of stock options, the exercise price per share of the stock option was equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant, and (c) the total number of shares subject to the award will vest annually in four equal installments, the first of which vests on the first anniversary of the grant date. As of December 31, 2016, we did not have any equity compensation plans not approved by our stockholders.

Equity Compensation Plan Information as of December 31, 2016

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#)) (c)
Equity compensation plans approved by stockholders	635,883	(1)	11.27	3,895,520(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	635,883	(1)	11.27	3,895,520(2)

(1)
Does not include 644,439 shares of restricted stock granted under the 2006 Plan which were not vested as of December 31, 2016 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $10.58.
(2)
Each share issued under awards other than options or stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the shares reserved for issuance by one share. Includes 1,000,520 shares of common stock reserved for issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.

KVH Industries, Inc. 2017 Proxy Statement	33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on April 17, 2017, there were 17,024,170 shares of our common stock outstanding. On April 17, 2017, the closing price of our common stock as reported on the NASDAQ Global Select Market was $$7.85 per share.

Principal stockholders

The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of April 17, 2017, or as otherwise noted, by:

•
each person known by us to be the beneficial owner of
more than five percent of our common stock;

•
each of our directors;

•
each executive officer named in the summary compensation table; and

•
all of our current directors and executive officers as a group.

34	KVH Industries, Inc. 2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the "Right to acquire" column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days after April 17, 2017.

	Shares beneficially owned

	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Systematic Financial Management, LP(1) 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor Teaneck, NJ 07666	1,254,601	—	1,254,601	7.4

Needham Investment Management, LLC(2) 445 Park Avenue New York, NY 10022	1,124,000	—	1,124,000	6.6

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	1,122,185	—	1,122,185	6.6

Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	1,059,166	—	1,059,166	6.2

Directors
Martin A. Kits van Heyningen(5)	652,428	46,232	698,660	4.1

Robert W.B. Kits van Heyningen	203,949	—	203,949	1.2

Stanley K. Honey(6)	126,875	—	126,875	*

Mark S. Ain(7)	123,246	—	123,246	*

Charles R. Trimble(8)	92,000	—	92,000	*

Bruce J. Ryan	80,000	—	80,000	*

Other Named Executive Officers
Brent C. Bruun	110,139	—	110,139	*

Robert J. Balog	81,999	—	81,999	*

Felise B. Feingold	48,186	—	48,186	*

Donald W. Reilly	—	—	—	*

Peter A. Rendall	—	—	—	*

John F. McCarthy	8,700	—	8,700	*

All current directors and executive officers as a group (11 persons)(9)	1,610,887	46,232	1,657,119	9.7

*
Less than one percent.
(1)
Information is based on a Schedule 13G filed by Systematic Financial Management, L.P. with the SEC on February 10, 2017. The Schedule 13G states that Systematic Financial Management, L.P. has sole voting power for 960,639 shares and sole dispositive power for 1,254,601 shares.
(2)
Information is based on a Schedule 13G/A filed jointly by Needham Investment Management L.L.C., Needham Asset Management, LLC and George A. Needham with the SEC on February 14, 2017. The Schedule 13G/A indicates that Needham Asset Management, LLC is the managing member of Needham Investment Management L.L.C. and that George A. Needham is a control person of Needham Asset Management, LLC. The Schedule 13G/A states that each reporting person may be deemed to share voting and dispositive power for all 1,124,000 shares.
(3)
Information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2017. The Schedule 13G/A states that BlackRock, Inc. has sole voting power for 1,095,313 shares and sole dispositive power for 1,122,185 shares.
(4)
Information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2017. The Schedule 13G/A states that Dimensional Fund Advisors LP has sole voting power for 1,028,020 shares and sole dispositive power for 1,059,166 shares.
(5)
Includes 10,201 shares of common stock and 1,232 stock options held by Martin A. Kits van Heyningen's spouse, who is our creative director.
(6)
Includes 118,000 shares of common stock held in trust for Stanley K. Honey and spouse.
(7)
Includes 43,000 shares of common stock held in trust for Mark S. Ain.
(8)
Includes 25,000 shares of common stock held by Charles R. Trimble's spouse.
(9)
Includes 2,523 shares of common stock held by Daniel R. Conway's spouse, who retired as our program manager in November 2013 and served as an engineering program management consultant until June 2014.

KVH Industries, Inc. 2017 Proxy Statement	35

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to us with respect to 2016, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.

36	KVH Industries, Inc. 2017 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Independence

A majority of our directors are independent directors under the rules of the NASDAQ Stock Market. Our Board of Directors has determined that our independent directors are Messrs. Ain, Honey, Ryan and Trimble.

Board Meetings

During 2016, our Board of Directors met nine times. Each incumbent director, other than Robert W.B. Kits van Heyningen (who was on a medical leave of absence during 2016), attended at least 75% of the total number of meetings held by the Board and the committees of the Board on which he served during 2016. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, one of the six individuals then serving as directors attended the annual meeting.

Board Leadership Structure

Martin A. Kits van Heyningen currently serves as our President, Chief Executive Officer and Chairman of the Board. The Board has determined that, at present, combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of KVH and our stockholders. The Board believes that the CEO's extensive knowledge of our businesses, expertise and leadership skills make him a more effective Chairman than an independent director.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. The Board has delegated significant authority to the Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised entirely of independent directors. The independent directors typically meet in an executive session at regularly scheduled Board meetings and additional executive sessions may be convened at any time at the request of a director.

The independent directors have designated Mr. Ain to serve as our Lead Independent Director. The Lead Independent Director will, among other functions, preside at all meetings of the Board at which the Chairman is not present and will serve as a liaison between the CEO and the independent directors. The Lead Independent Director also presides at executive sessions of the independent directors.

Risk Management

Our Board of Directors administers its risk oversight role both directly and through its Committee structure. The Board consists of only six directors, four of whom are independent directors and one of whom is our President and CEO. Of the four independent directors, three serve on each of the three principal Board committees, which makes them knowledgeable about the aspects of our business under the jurisdiction of those committees. The Board's Audit Committee meets frequently during the year and discusses with management, our CFO and our independent auditor: (a) current business trends affecting us; (b) the major risk exposures that we face; (c) the steps management has taken to monitor and control these risks; and (d) the adequacy of internal controls that could significantly affect our financial statements. The Board also receives regular reports from senior management about business plans and opportunities, as well as the challenges and risks associated with implementing those plans and taking advantage of new opportunities.

Board Committees

Our Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee meets the independence requirements of the NASDAQ Stock Market for membership on the committees on which he serves. The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our Board of Directors has adopted a written charter for each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. We have made each of these charters available through the Investors Relations page of our website at http://kvh.com/ircharters.

Audit Committee

As of December 31, 2016, our Audit Committee was comprised of Messrs. Ain, Honey, Ryan, and Trimble. Our Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board of Directors;

KVH Industries, Inc. 2017 Proxy Statement	37

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

the auditors report directly to the Committee. The Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm's qualifications and independence, and the performance of our independent registered public accounting firm. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Board has determined that Mr. Ryan is an Audit Committee financial expert under the rules of the SEC. Our Audit Committee met six times during 2016. For additional information regarding the Audit Committee, please see "Report of the Audit Committee."

Nominating and Corporate Governance Committee

As of December 31, 2016, our Nominating and Corporate Governance Committee was comprised of Messrs. Ain, Honey, Ryan and Trimble. Our Nominating and Corporate Governance Committee's responsibilities include providing recommendations to our Board of Directors regarding nominees for director and membership on the committees of our Board. An additional function of the committee is to develop corporate governance practices to recommend to our Board and to assist our Board in complying with those practices. Our Nominating and Corporate Governance Committee met once during 2016.

Compensation Committee

As of December 31, 2016, our Compensation Committee was comprised of Messrs. Ain, Ryan and Trimble. The Compensation Committee's responsibilities include providing recommendations to our Board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. Our Compensation Committee met twice during 2016. For more information regarding the authority of the Compensation Committee, the extent of delegation to the Compensation Committee, our processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation for directors and executive officers, please see "Compensation Discussion and Analysis."

Compensation Committee Interlocks and Insider Participation

During 2016, the members of our Compensation Committee were Messrs. Ain, Ryan and Trimble. No member of our Compensation Committee has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director of ours or a member of our Compensation Committee.

Director Candidates and Selection Processes

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes, as necessary, requests to our Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the Committee and other members of our Board. The Committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Committee considers, among other factors, the candidate's depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Committee also considers whether the candidate will add diversity to the Board, including the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the Committee also gives consideration to each director's prior contributions to the Board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding

38	KVH Industries, Inc. 2017 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. Although the Committee considers diversity as a factor in assessing any nomination, the Board does not have a formal policy with regard to diversity in identifying director nominees. In selecting candidates to recommend for nomination as a director, the Committee abides by our company-wide non-discrimination policy.

The Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The Committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the Chairman of the Board who will in turn forward the nomination to the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.

Corporate Governance

Our board believes that our corporate governance practices have been fundamental to our success. We seek to ensure that good governance and responsible business principles and practices are part of our culture and values and the way we do business. To maintain and enhance our corporate governance, the Board of Directors and the Nominating and Corporate Governance Committee periodically refine our corporate governance policies, procedures and practices.

Majority Voting in Uncontested Director Elections

Our by-laws provide for majority voting in uncontested director elections. A contested election is an election in which the number of director candidates exceeds the number of available director positions. Our by-laws require that, in order for a nominee for election to the Board of Directors in an uncontested election to be elected, he or she must receive a majority of the votes properly cast at the meeting. Ballots for uncontested elections, including the elections at the 2017 annual meeting, will allow stockholders to vote "FOR" or "AGAINST" each nominee and will also allow stockholders to abstain from voting on any nominee. Abstentions and broker non-votes will have no effect on the outcome of any election for director. Under our by-laws and in accordance with Delaware law, an incumbent director's term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election at our annual meeting would continue serving as a director (sometimes referred to as a "holdover director") until his or her term ends for one of the foregoing reasons. In order to address the situation where an incumbent director receives more votes "AGAINST" his or her re-election than votes "FOR" his or her re-election, the Board has adopted a policy to the effect that, in order for an incumbent director in an uncontested election to be nominated for re-election, that director should tender a resignation that would become effective only upon both (i) the failure to obtain the requisite majority vote and (ii) the acceptance of the resignation by the Board of Directors. If an incumbent director were to fail to obtain the requisite majority vote for re-election, the Nominating and Corporate Governance Committee (or another appropriate committee) and the Board would consider the resignation in light of the surrounding circumstances. The policy adopted by the Board states that the Board will publicly announce its decision regarding the resignation within 90 days after certification of the results of the applicable annual meeting.

Communications with our Board of Directors

Our Board, including all of the independent directors, has established a process for facilitating stockholder communications with our Board. Stockholders wishing to communicate with our Board should send written correspondence to the attention of our corporate secretary, Felise B. Feingold, KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, USA, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our secretary will forward all mail to each member of our Board of Directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions

KVH Industries, Inc. 2017 Proxy Statement	39

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior.

You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://kvh.com/ircoe.

Certain Relationships and Related-Party Transactions

Pursuant to our Code of Ethics, our executive officers, directors and employees are to avoid conflicts of interest, except with the approval of the Board of Directors. A related-party transaction would be a conflict of interest. Pursuant to its charter, the Audit Committee must review and approve in advance all related-party transactions. It is our policy that the Audit Committee review and approve transactions involving us and "related parties" (which includes our directors, director nominees and executive officers and their immediate family members, as well as stockholders known by us to own five percent or more of our common stock and their immediate family members). The policy applies to any transaction in which we are a participant and any related party has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 in a single calendar year, excluding transactions in which standing pre-approval has been given. Pre-approved transactions include:

•
compensation of directors and executive officers provided that such compensation is approved by the Board of Directors or Compensation Committee or such compensation plan or other arrangement is generally available to full-time employees in the same jurisdiction; and

•
transactions where the related party's interest arises solely from ownership of our common stock and such interest is proportionate to the interests of stockholders. The Audit Committee is responsible for reviewing the material facts of all related-party transactions, subject to the exceptions described above. The Audit Committee will either approve or disapprove the entry into the related-party transaction. If advance approval is not feasible, the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee's next regularly scheduled meeting. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors that it determines to be appropriate:

•
whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•
the business reasons for the transaction;

•
whether the transaction would impair the independence of an outside director; and

•
the extent of the related party's interest in the transaction.

Except as stated below, as of the date of this proxy statement there have been no reportable related-party transactions since January 1, 2016, nor are there any pending related-party transactions.

Kathleen Keating, the spouse of Mr. Martin A. Kits van Heyningen, serves as our senior director of creative and customer experience. For fiscal year 2016, total individual compensation for Kathleen Keating, based on total salary, bonus, aggregate grant date fair value of stock option awards granted during the year and all other compensation, as calculated in a manner consistent with our Summary Compensation Table for 2016, was approximately $198,000.

Thomas Kits van Heyningen, the son of Mr. Martin A. Kits van Heyningen, worked for us as an intern during the summer of 2016. During this time, total compensation for Thomas Kits van Heyningen was approximately $3,300.

Mark S. Ain, a director, is a minority owner of and advisor to ETS International, a ground transportation service company. In 2016, we paid ETS International $37,324 for services rendered in 2016. The Audit Committee has determined such services are reasonable, in our best interest and on terms no less favorable than could be obtained from an unrelated third party. In assessing Mr. Ain's independence, our Board of Directors was aware of this information and concluded that it had no impact on his independence as a director.

40	KVH Industries, Inc. 2017 Proxy Statement

AUDIT COMMITTEE REPORT(1)

The Board of Directors appointed an Audit Committee to monitor the integrity of our company's consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The Audit Committee also selects our company's independent registered public accounting firm. Our Board of Directors adopted a charter for the Audit Committee in February 2004, which was most recently revised in February 2017. The Audit Committee currently consists of four independent directors. Each member of the Audit Committee meets the independence requirements of the NASDAQ Stock Market for membership on the Audit Committee.

Our company's management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our company's independent registered public accounting firm is responsible for auditing those consolidated financial statements and auditing the effectiveness of internal control over financial reporting. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on the information provided to us and on the representations made by our company's management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of Grant Thornton LLP, our company's independent registered public accounting firm, the overall scope and plans for their audit of our company's consolidated financial statements for the year ended December 31, 2016. We met with them, with and without our company's management present, to discuss the results of their audits of our consolidated financial statements and of our company's internal control over financial reporting and to discuss with them the overall quality of our company's financial reporting.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2016 with management and the independent registered public accounting firm.

We discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as amended. In addition, we have discussed with the independent registered public accounting firm its independence from our company and our company's management, including the matters in the written disclosures and letter which we received from the independent registered public accounting firm under applicable requirements of the PCAOB. We also considered whether the independent registered public accounting firm's performance of non-audit services for our company is compatible with the auditors' independence, and concluded that the performance of such non-audit services did not impair the auditors' independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that our company's audited consolidated financial statements for the year ended December 31, 2016 be included in our company's annual report on Form 10-K for that year.

The Audit Committee
Bruce J. Ryan (Chairman) Mark S. Ain Stanley K. Honey Charles R. Trimble

(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.

KVH Industries, Inc. 2017 Proxy Statement	41

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We expect that representatives of Grant Thornton LLP, our independent registered public accounting firm, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and, if present, will be available to respond to appropriate questions from stockholders.

Fees for Professional Services

The following table provides a summary of the fees for professional services rendered by Grant Thornton LLP for 2016 and 2015.

	Fees

Fee category	2016	2015
Audit fees(1)	$760,617	$728,331
Audit-related fees(2)	21,740	4,000
Tax fees(3)	68,495	33,071
Total fees	$850,851	$765,402

(1)
Audit fees consist of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports, and the statutory audits of our foreign locations.
(2)
Audit-related fees consist of amounts billed arising from translation of statutory statements for our Denmark location in 2016 and 2015 and amounts billed for services relating to our SEC comment letter and registration statement on Form S-8 in 2016.
(3)
Tax fees consist of amounts billed arising from services rendered for tax compliance for our Denmark, Norway, Singapore, Cyprus, United Kingdom and Hong Kong locations.

We did not engage Grant Thornton LLP to provide any other services during or with respect to 2016 or 2015.

Pre-Approval Policies and Procedures

Our Audit Committee approves each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

42	KVH Industries, Inc. 2017 Proxy Statement

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy materials relating to our 2018 annual meeting of stockholders must be received by us at our executive offices no later than December 29, 2017 or, if the date of that meeting is more than 30 calendar days before or after June 7, 2018, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the Board of Directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. For example, if we were to hold our 2018 annual meeting on May 2, 2018, in order to bring an item of business before the 2018 annual meeting in accordance with our by-laws, a stockholder would be required to have delivered the requisite notice of that item of business to us not later than March 2, 2018. If we were to hold our 2018 annual meeting before May 2, 2018, and if we were to give less than 70 days' notice or prior public disclosure of the date of that meeting, then the stockholder's notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the meeting and (2) the day on which we publicly disclosed the date of the meeting.

AVAILABLE INFORMATION

Stockholders of record on April 17, 2017 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

KVH Industries, Inc. 2017 Proxy Statement	43

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 7, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/KVHI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 4 and “1 YEAR” for Proposal 3. + 1. To vote upon the election of two Class III directors to a three-year term: For Against Abstain For Against Abstain 01 - Bruce Ryan 02 - James S. Dodez For Against Abstain 1 Year 2 Years 3 Years Abstain 2. To approve, in a non-binding “say on pay” vote, the compensation of our named executive officers 3. To determine, in a non-binding “say on frequency” vote, the frequency of the vote on our executive compensation program (once every year, once every two years or once every three years) For Against Abstain 4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) on the books of KVH Industries, Inc. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 2 6 3 0 4 1 02KNLD MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Dear Stockholder, Please take note of the important information enclosed with this proxy card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope. Alternatively, you can vote by Internet or telephone using the instructions on the back of this card. Your vote must be received prior to the Annual Meeting of Stockholders to be held on June 7, 2017. Thank you in advance for your prompt consideration of these matters. Sincerely, KVH Industries, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 7, 2017 The proxy statement for the 2017 annual meeting of stockholders of KVH Industries, Inc. and the related 2016 annual report to stockholders are available on the Internet at www.kvh.com/annual. You can read, print, download and search these materials at that website. The website does not use “cookies” or other tracking devices to identify visitors. You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — KVH Industries, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Proxy for Annual Meeting of Stockholders to be held on June 7, 2017 The undersigned, revoking all prior proxies, hereby appoints Donald W. Reilly and Felise Feingold, and each of them, proxy and attorney-in-fact, with power to act without the other and with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, on June 7, 2017, at 11:00 a.m., Eastern time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 28, 2017, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments or postponements thereof. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy. The shares represented by this proxy will be voted as directed. If no voting direction is given on a proposal, the shares represented by this proxy will be voted as recommended by the Board of Directors. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.